Exhibit 15.2

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000       Facsimile: (86-10) 5809-1100

To: 36Kr Holdings Inc.

5-6/F, Tower A1, Junhao Central Park Plaza

No. 10 South Chaoyang Park Avenue

Chaoyang District, Beijing, People’s Republic of China, 100026

April 25, 2024

Dear Sir/Madam:

We hereby consent to the reference of our name under the heading “Item 3. Key Information — 3.D. Risk Factors” and “Item 4. Information on the Company — 4.A. History and Development of the Company” in 36Kr Holdings Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2024. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng